As filed with the Securities and Exchange Commission on August 19, 2005
                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                               CLARUS CORPORATION
             (Exact name of registrant as specified in its charter)

              Delaware                                     58-1972600
    (State or other jurisdiction                         (I.R.S. Employer
  of incorporation or organization)                    Identification Number)

                               Clarus Corporation
                               One Landmark Square
                           Stamford, Connecticut 06901
                                 (203) 428-2000

  (Address, including zip code, and telephone number, including area code, of principal executive offices)

--------------------------------------------------------------------------------

                  Clarus Corporation 2005 Stock Incentive Plan

                     Clarus Corporation Stock Incentive Plan
             (as amended and restated effective as of June 13, 2000)

  Stock Incentive Plan of Software Architects International Limited, as amended

              Restricted Stock Agreement between Clarus Corporation
                   and Warren B. Kanders, dated April 11, 2003

                Stock Option Agreement between Clarus Corporation
                 and Warren B. Kanders, dated December 23, 2002

                            (Full title of the plan)
--------------------------------------------------------------------------------

                                Warren B. Kanders
                  Executive Chairman of the Board of Directors
                               Clarus Corporation
                               One Landmark Square
                           Stamford, Connecticut 06901
                                 (203) 428-2000

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:
                               Kane Kessler, P.C.
                           1350 Avenue of the Americas
                             New York, NY 10019-4896
                                 (212) 541-6222
                         Attn: Robert L. Lawrence, Esq.

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================
 Title of securities to      Amount to be         Proposed maximum       Proposed maximum         Amount of
     be registered          registered (1)       offering price per     aggregate offering   registration fee (3)
                                                      share (2)              price (2)
------------------------------------------------------------------------------------------------------------------
Common Stock, $0.0001         4,100,000                 $7.82               $32,062,000             $3,774
par value per share
==================================================================================================================

(1) This Registration Statement covers (i) 3,000,000 shares of common stock (the "Common Stock"), $0.0001 par value per share, of Clarus Corporation (the "Registrant") issuable pursuant to the Clarus Corporation 2005 Stock Incentive Plan (the "2005 Incentive Plan"); (ii) 300,000 shares of Common Stock issuable pursuant to the Restricted Stock Agreement between Clarus Corporation and Warren B. Kanders, dated April 11, 2003 (the "2003 Restricted Stock Agreement"); and (iii) 800,000 shares of Common Stock issuable pursuant to the Stock Option Agreement between Clarus Corporation and Warren B. Kanders, dated December 23, 2002 (the "2002 Stock Option Agreement"). In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act") this Registration Statement covers an indeterminable number of additional shares of Common Stock as may hereafter be offered or issued pursuant to the Plans, to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without receipt of consideration.

(2) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c) and 457(h), the proposed maximum offering price per share is based upon (i) the average exercise price relating to approximately 800,000 outstanding options granted under the 2002 Stock Option Agreement for which the underlying shares of Common Stock have not previously been registered, which is $8.75; and (ii) with respect to 3,000,000 shares available for grant under the 2005 Incentive Plan and 300,000 available for grant under the 2003 Restricted Stock Agreement, a price of $7.60 (the average of the bid and ask price of the Registrant's Common Stock as reported on the OTC Pink Sheets Electronic Quotation Service on August 17, 2005).

(3) Pursuant to Rule 429(b) under the Securities Act, this Registration Statement includes up to (i) 378,786 shares of Common Stock issued or issuable pursuant to the Clarus Corporation Stock Incentive Plan (as amended and restated effective as of June 13, 2000) (the "2000 Incentive Plan") that were previously registered on Form S-8 (Registration Statement No. 333-42604) filed on July 31, 2000; and (ii) 21,250 shares of Common Stock issued or issuable pursuant to the Stock Incentive Plan of Software Architects International Limited, as amended (the "SAI Plan") that were previously registered on Form S-8 (Registration Statement No. 333-42600) filed on July 31, 2000. In connection with the previously registered shares for issuance under the Registrant's (i) 2000 Incentive Plan, the Registrant paid a fee of $15,816.23, a portion of which is attributable to the 378,786 shares being carried forward in a combined reoffer prospectus being filed herewith (to the extent that there are or may be control or restricted securities); and (ii) SAI Plan, the Registrant paid a fee of $7,153.33, a portion of which is attributable to the 21,250 shares being carried forward in a combined reoffer prospectus being filed herewith (to the extent that there are or may be control or restricted securities). See the Rule 429 note below. In connection with this Registration Statement, the Registrant is paying a fee solely on the 4,100,000 additional shares of the Registrant's Common Stock being registered.

      --------------------------------------------------------------------------

      As permitted by Rule 429 under the Securities Act of 1933, the prospectus filed together with this Registration Statement shall be deemed to be a combined resale prospectus which shall also relate to the Registrant's
      Registration Statement No. 333-42604 on Form S-8 and the Registrant's Registration Statement No. 333-42600 on Form S-8.

                                EXPLANATORY NOTE

      The 4,100,000 shares of common stock (the "Common Stock"), $0.0001 par value per share, of Clarus Corporation, a Delaware corporation (the "Company"), being registered pursuant to this Form S-8 are comprised of (i) 3,000,000 issuable pursuant to the Clarus Corporation 2005 Stock Incentive Plan (the "2005 Incentive Plan"); (ii) 300,000 shares of Common Stock issuable pursuant to the Restricted Stock Agreement between Clarus Corporation and Warren B. Kanders, dated April 11, 2003 (the "2003 Restricted Stock Agreement"); and (iii) 800,000 shares of Common Stock issuable pursuant to the Stock Option Agreement between Clarus Corporation and Warren B. Kanders, dated December 23, 2002 (the "2002 Stock Option Agreement"). This Registration Statement also includes up to (i) 378,786 shares of Common Stock issued or issuable pursuant to the Clarus Corporation Stock Incentive Plan (as amended and restated effective as of June 13, 2000) (the "2000 Incentive Plan") that were previously registered on Form S-8 (Registration Statement No. 333-42604) filed on July 31, 2000 (the "2000 Incentive Plan Registration Statement"); and (ii) 21,250 shares of Common Stock issued or issuable pursuant to the Stock Incentive Plan of Software Architects International Limited, as amended (the "SAI Plan") that were previously registered on Form S-8 (Registration Statement No. 333-42600) filed on July 31, 2000 (the "SAI Plan Registration Statement"). Pursuant to General Instruction E to Form S-8, this Registration Statement incorporates by reference the contents of the 2000 Incentive Plan Registration Statement and the SAI Plan Registration Statement, except as otherwise set forth herein. The 2005 Incentive Plan, 2003 Restricted Stock Agreement, the 2002 Stock Option Agreement, the 2000 Incentive Plan, and the SAI Plan are collectively referred to herein as the "Plans".

      This Registration Statement contains two parts. The first part contains a reoffer prospectus pursuant to Form S-3 (in accordance with Section C of the General Instructions to the Form S-8) which covers reoffers and resales of "restricted securities" and/or "control securities" (as such terms are defined in Section C of the General Instructions to Form S-8) of the Company. This reoffer prospectus relates to up to 1,500,036 shares of Common Stock (including up to (i) 378,786 shares of Common Stock previously registered under the 2000 Incentive Plan Registration Statement; (ii) 21,250 shares of Common Stock previously registered under the SAI Plan Registration Statement; and (iii) 300,000 shares of Common Stock issuable pursuant to the 2003 Restricted Stock Agreement; and (iv) 800,000 shares of Common Stock issuable pursuant to the 2002 Stock Option Agreement), that have been or may be issued to certain officers and directors of the Company pursuant to the Plans. The second part of this Registration Statement contains Information Required in the Registration Statement pursuant to Part II of Form S-8. The Form S-8 portion of this Registration Statement will be used for offers of shares of Common Stock of the Company pursuant to the 2005 Incentive Plan, the 2003 Restricted Stock Agreement, and the 2002 Stock Option Agreement.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information

      The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Plans as specified by Rule 428(b)(1) under the Securities Act. Such documents are not being filed with the Securities and Exchange Commission, but constitute, along with the documents incorporated by reference into this Registration Statement, a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Company Information and Employee Plan Annual Information

      The Company will furnish without charge to each person to whom the prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated by reference in Item 3 of Part II of this Registration Statement, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Those documents are incorporated by reference in the Section 10(a) prospectus. Requests should be directed to Clarus Corporation, One Landmark Square, Stamford, Connecticut 06901, Attention: Secretary; Telephone number (203) 428-2000.

Note: The reoffer prospectus referred to in the Explanatory Note follows this page.

                               REOFFER PROSPECTUS

                               CLARUS CORPORATION
                        1,500,036 SHARES OF COMMON STOCK
                          (par value $0.0001 per share)

      This prospectus relates to up to 1,500,036 shares (the "Shares") of common stock, par value $0.0001 per share, of Clarus Corporation, a Delaware corporation (the "Company" or "Clarus") which may be offered and sold from time to time by certain stockholders of the Company (the "Selling Stockholders") who have acquired or will acquire such Shares pursuant to stock options and stock grants issued or issuable under the (i) the Restricted Stock Agreement between Clarus Corporation and Warren B. Kanders, dated April 11, 2003 (the "2003 Restricted Stock Agreement"); (ii) the Stock Option Agreement between Clarus Corporation and Warren B. Kanders, dated December 23, 2002 (the "2002 Stock Option Agreement"); (iii) the Clarus Corporation Stock Incentive Plan (as amended and restated effective as of June 13, 2000) (the "2000 Incentive Plan"); and (v) the Stock Incentive Plan of Software Architects International Limited (the "SAI Plan"). The Clarus Corporation 2005 Stock Incentive Plan (the "2005 Incentive Plan"), 2003 Restricted Stock Agreement, the 2002 Stock Option Agreement, the 2000 Incentive Plan, and the SAI Plan are collectively referred to herein as the "Plans".

      The Company will not receive any of the proceeds from sales of the Shares by any of the Selling Stockholders. The Shares may be offered from time to time by any or all of the Selling Stockholders (and their donees and pledgees) through ordinary brokerage transactions, in negotiated transactions or in other transactions, at such prices as he or she may determine, which may relate to market prices prevailing at the time of sale or be a negotiated price. See "Plan of Distribution." All costs, expenses and fees in connection with the registration of the Shares will be borne by the Company. Brokerage commissions and similar selling expenses, if any, attributable to the offer or sale of the Shares will be borne by the Selling Stockholder (or their donees and pledgees).

      Each Selling Stockholder and any broker executing selling orders on behalf of a Selling Stockholder may be deemed to be an "underwriter" as defined in the Securities Act of 1933, as amended (the "Securities Act"). If any broker-dealers are used to effect sales, any commissions paid to broker-dealers and, if broker-dealers purchase any of the Shares as principals, any profits received by such broker-dealers on the resale of the Shares, may be deemed to be underwriting discounts or commissions under the Securities Act. In addition, any profits realized by the Selling Stockholders may be deemed to be underwriting commissions.

      Our common stock is quoted on the OTC Pink Sheets Electronic Quotation Service under the symbol "CLRS.PK." On August 17, 2005, the average of the bid and ask price of our common stock was $7.60 per share.

                            ------------------------

      See "Risk Factors" on page 3 hereof for a discussion of certain factors that should be carefully considered by prospective purchasers.

                            ------------------------

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                            ------------------------

                 The date of this prospectus is August 19, 2005.

      You should rely only on the information included in or incorporated by reference into this prospectus or information we have referred to in this prospectus. We have not authorized anyone to provide you with information that is different. This prospectus may only be used where it is legal to sell these securities. This prospectus is not an offer to sell, or a solicitation of an offer to buy, in any state where the offer or sale is prohibited. The information in this prospectus is accurate on the date of this prospectus and may become obsolete later. Neither the delivery of this prospectus, nor any sale made under this prospectus will, under any circumstances, imply that the information in this prospectus is correct as of any date after the date of this prospectus. References to "the Company," "Clarus," "we" or "us" refer to Clarus Corporation.


                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

RISK FACTORS.................................................................3

FORWARD-LOOKING STATEMENTS...................................................8

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE..............................8

COMPANY OVERVIEW.............................................................10

USE OF PROCEEDS..............................................................11

SELLING STOCKHOLDERS.........................................................12

DESCRIPTION OF COMMON STOCK..................................................15

PLAN OF DISTRIBUTION.........................................................16

WHERE YOU CAN FIND MORE INFORMATION..........................................18

EXPERTS......................................................................18

LEGAL MATTERS................................................................19

                                  RISK FACTORS

      Prospective purchasers of the common stock should consider carefully the following risk factors relating to the business of the Company, together with the information and financial data set forth elsewhere in this prospectus or incorporated herein by reference, prior to making an investment decision. This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such statements are indicated by words or phrases such as "anticipate," "estimate," "project," "management believes," "we believe" and similar words or phrases. Such statements are based on current expectations and are subject to risks, uncertainties and assumptions. Certain of these risks are described below. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected.

                             Risks Related To Clarus

We continue to incur operating losses.

      As a result of the sale of substantially all of our electronic commerce business, we will no longer generate revenue previously associated with the products and contracts comprising our electronic commerce business. We are not profitable and have incurred an accumulated deficit of $280.6 million from our inception through June 30, 2005. Our current ability to generate revenues and to achieve profitability and positive cash flow will depend on our ability to redeploy our assets and use our cash and cash equivalent assets to reposition our business whether it is through a merger or acquisition. Our ability to become profitable will depend, among other things, (i) on our success in identifying and acquiring a new operating business, (ii) on our development of new products or services relating to our new operating business, and (iii) on our success in distributing and marketing our new products or services.

We may be unable to redeploy our assets successfully.

      As part of our strategy to limit operating losses and enable Clarus to redeploy its assets and use its cash and cash equivalent assets to enhance stockholder value, we have sold our electronic commerce business, which represented substantially all of our revenue-generating operations and related assets. We are pursuing a strategy of identifying suitable merger partners and acquisition candidates that will serve as a platform company. Although we are not targeting specific business industries for potential acquisitions, we plan to seek businesses with cash flow, experienced management teams, and operations in markets offering growth opportunities. We may not be successful in acquiring such a business or in operating any business that we acquire. Failure to redeploy successfully will result in our inability to become profitable.

      Any acquisitions that we attempt or complete may involve a number of unique risks including: (i) executing successful due diligence; (ii) our exposure to unforeseen liabilities of acquired companies; (iii) increased risk of costly and time-consuming litigation, including stockholder lawsuits; and
(iv) our ability to integrate and absorb the acquired company successfully. We may be unable to address these problems successfully. Moreover, our future operating results will depend to a significant degree on our ability to manage successfully operations while also controlling our expenses. In addition, if we identify an appropriate acquisition opportunity, we may be unable to negotiate favorable terms for that acquisition. We may be unable to select, manage or absorb or integrate any future acquisitions successfully, particularly acquisitions of large companies. Any acquisition, even if effectively integrated, may not benefit our stockholders.

      We will incur significant costs in connection with our evaluation of suitable merger partners and acquisition candidates.

      As part of our plan to redeploy our assets, our management is seeking, analyzing and evaluating potential acquisition and merger candidates. We have incurred and will continue to incur significant costs, such as due diligence and legal expenses, as part of these redeployment efforts. For the year ended December 31, 2004 and the six months ended June 30, 2005, we incurred transaction related expenses of $1.6 million and $20,000, respectively. Notwithstanding these efforts and expenditures, we cannot give any assurance that we will identify an appropriate acquisition opportunity in the near term, or at all. In addition, even if we successfully identify an appropriate opportunity, we may be unable to negotiate favorable terms that results in our consummation of that acquisition.

We will likely have no operating history in our new line of business, which is yet to be determined, and therefore we will be subject to the risks inherent in establishing a new business.

      We have not identified what our new line of business will be; therefore, we cannot fully describe the specific risks presented by such business. It is likely that we will have had no operating history in the new line of business and it is possible that the target company may have a limited operating history in its business. Accordingly, there can be no assurance that our future operations will generate operating or net income, and as such our success will be subject to the risks, expenses, problems and delays inherent in establishing a new line of business for Clarus. The ultimate success of such new business cannot be assured.

We may be unable to realize the benefits of our net operating loss ("NOL") and tax credit carryforwards.

      NOLs may be carried forward to offset federal and state taxable income in future years and eliminate income taxes otherwise payable on such taxable income, subject to certain adjustments. Based on current federal corporate income tax rates, our NOL and other carryforwards could provide a benefit to us, if fully utilized, of significant future tax savings. However, our ability to use these tax benefits in future years will depend upon the amount of our otherwise taxable income. If we do not have sufficient taxable income in future years to use the tax benefits before they expire, we will lose the benefit of these NOL carryforwards permanently. Consequently, our ability to use the tax benefits associated with our substantial NOL will depend significantly on our success in identifying suitable merger partners and/or acquisition candidates, and once identified, successfully consummate a merger with and/or acquisition of these candidates.

      Additionally, if we underwent an ownership change, the NOL carryforward limitations would impose an annual limit on the amount of the taxable income that may be offset by our NOL generated prior to the ownership change. If an ownership change were to occur, we may be unable to use a significant portion of our NOL to offset taxable income. In general, an ownership change occurs when, as of any testing date, the aggregate of the increase in percentage points of the total amount of a corporation's stock owned by "5-percent stockholders" within the meaning of the NOL carryforward limitations whose percentage ownership of the stock has increased as of such date over the lowest percentage of the stock owned by each such "5-percent stockholder" at any time during the three-year period preceding such date is more than 50 percentage points. In general, persons who own 5% or more of a corporation's stock are "5-percent stockholders," and all other persons who own less than 5% of a corporation's stock are treated, together, as a single, public group "5-percent stockholder," regardless of whether they own an aggregate of 5% of a corporation's stock.

      The amount of NOL and tax credit carryforwards that we have claimed has not been audited or otherwise validated by the U.S. Internal Revenue Service. The IRS could challenge our calculation of the amount of our NOL or our determinations as to when a prior change in ownership occurred and other provisions of the Internal Revenue Code, may limit our ability to carry forward our NOL to offset taxable income in future years. If the IRS was successful with respect to any such challenge, the potential tax benefit of the NOL carryforwards to us could be substantially reduced.

Certain transfer restrictions implemented by us to preserve our NOL may not be effective or may have some unintended negative effects.

      On July 24, 2003, at our Annual Meeting of Stockholders, our stockholders approved an amendment (the "Amendment") to our Amended and Restated Certificate of Incorporation to restrict certain acquisitions of our securities in order to help assure the preservation of our NOL. The Amendment generally restricts direct and indirect acquisitions of our equity securities if such acquisition will affect the percentage of Clarus' capital stock that is treated as owned by a "5-percent stockholder."

      Although the transfer restrictions imposed on our capital stock is intended to reduce the likelihood of an impermissible ownership change, there is no guarantee that such restrictions would prevent all transfers that would result in an impermissible ownership change. The transfer restrictions also will require any person attempting to acquire a significant interest in us to seek the approval of our Board of Directors. This may have an "anti-takeover" effect because our Board of Directors may be able to prevent any future takeover. Similarly, any limits on the amount of capital stock that a stockholder may own could have the effect of making it more difficult for stockholders to replace current management. Additionally, because the transfer restrictions will have the effect of restricting a stockholder's ability to dispose of or acquire our common stock, the liquidity and market value of our common stock might suffer.

We could be required to register as an investment company under the Investment Company Act of 1940, which could significantly limit our ability to operate and acquire an established business.

      The Investment Company Act of 1940 (the "Investment Company Act") requires registration, as an investment company, for companies that are engaged primarily in the business of investing, reinvesting, owning, holding or trading securities. We have sought to qualify for an exclusion from registration including the exclusion available to a company that does not own "investment securities" with a value exceeding 40% of the value of its total assets on an unconsolidated basis, excluding government securities and cash items. This exclusion, however, could be disadvantageous to us and/or our stockholders. If we were unable to rely on an exclusion under the Investment Company Act and were deemed to be an investment company under the Investment Company Act, we would be forced to comply with substantive requirements of Investment Company Act, including: (i) limitations on our ability to borrow; (ii) limitations on our capital structure; (iii) restrictions on acquisitions of interests in associated companies; (iv) prohibitions on transactions with affiliates; (v) restrictions on specific investments; (vi) limitations on our ability to issue stock options; and (vii) compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations. Registration as an investment company would subject us to restrictions that would significantly impair our ability to pursue our fundamental business strategy of acquiring and operating an established business. In the event the Commission or a court took the position that we were an investment company, our failure to register as an investment company would not only raise the possibility of an enforcement action by the Commission or an adverse judgment by a court, but also could threaten the validity of corporate actions and contracts entered into by us during the period we were deemed to be an unregistered investment company. Moreover, the Commission could seek an enforcement action against us to the extent we were not in compliance with the Investment Company Act during any point in time.

For five years after the closing of the Asset Sale to Epicor, we will be prohibited from competing with the assets sold to Epicor.

      The Noncompetition Agreement we entered into with Epicor provides that for a period of five years after the closing of the Asset Sale (December 6, 2002), neither we nor any of our affiliated entities are permitted, directly or indirectly, anywhere in the world: (i) to engage in any business that competes with the business of developing, marketing and supporting Internet-based business-to-business, electronic commerce solutions that automate the procurement, sourcing and settlement of goods and services including through the eProcurement, Sourcing, View (for eProcurement), eTour (for eProcurement), ClarusNET, and Settlement software products and all improvements and variations of these products; (ii) to attempt to persuade any customer or vendor of Epicor to cease to do business with Epicor or reduce the amount of business being conducted with Epicor; (iii) to solicit the business of any customer or vendor of Epicor, if the solicitation could cause a reduction in the amount of business that Epicor does with the customer or vendor; or (iv) to hire, solicit for employment or encourage to leave the employment of Epicor any person who was an employee of Epicor within 90 days before the closing of the Asset Sale.

      The prohibitions contained in our Noncompetition Agreement with Epicor will restrict the business opportunities available to us and therefore may have a material adverse effect on our ability to successfully redeploy our remaining assets.

                        RISKS RELATED TO OUR COMMON STOCK

Our common stock is no longer listed on the NASDAQ National Market.

      On October 5, 2004, our common stock was delisted from the Nasdaq National Market. The delisting followed a determination by the Nasdaq Listing Qualifications Panel that the Company was a "public shell" and should be delisted due to policy concerns raised under Nasdaq Marketplace Rules 4300 and 4300(a)(3). Additional information concerning the delisting is set forth in the Company's Report on Form 8-K filed with the Commission on October 4, 2004. The Company's common stock is now quoted on the OTC Pink Sheets Electronic Quotation Service under the symbol "CLRS.PK." As a result of the delisting, stockholders may find it more difficult to dispose of, or to obtain accurate quotations as to the price of, our common stock, the liquidity of our stock may be reduced, making it difficult for a stockholder to buy or sell our stock at competitive market prices or at all, we may lose support from institutional investors and/or market makers that currently buy and sell our stock and the price of our common stock could decline.

We are vulnerable to volatile market conditions.

      The market prices of our common stock have been highly volatile. The market has from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. Please see the table contained in Item 5 of Form 10-K for the year ended December 31, 2004 which sets forth for the indicated periods, the high and low closing sales prices for our common stock as reported by the NASDAQ prior to October 5, 2004 and the range of high and low bids for our common stock as reported by the OTC Bulletin Board or the OTC Pink Sheets Electronic Quotation Service on and after October 5, 2004.

We do not expect to pay dividends on our common stock in the foreseeable future.

      Although our stockholders may receive dividends if, as and when declared by our Board of Directors, we do not intend to pay dividends on our common stock in the foreseeable future. Therefore, you should not purchase our common stock if you need immediate or future income by way of dividends from your investment.

Our Amended and Restated Certificate of Incorporation authorizes the issuance of shares of preferred stock.

      Our Amended and Restated Certificate of Incorporation provides that our Board of Directors will be authorized to issue from time to time, without further stockholder approval, up to 5,000,000 shares of preferred stock in one or more series and to fix or alter the designations, preferences, rights and any qualifications, limitations or restrictions of the shares of each series, including the dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, including sinking fund provisions, redemption price or prices, liquidation preferences and the number of shares constituting any series or designations of any series. Such shares of preferred stock could have preferences over our common stock with respect to dividends and liquidation rights. We may issue additional preferred stock in ways, which may delay, defer or prevent a change in control of Clarus without further action by our stockholders. Such shares of preferred stock may be issued with voting rights that may adversely affect the voting power of the holders of our common stock by increasing the number of outstanding shares having voting rights, and by the creation of class or series voting rights.

We may issue a substantial amount of our common stock in the future which could cause dilution to new investors and otherwise adversely affect our stock price.

      A key element of our growth strategy is to make acquisitions. As part of our acquisition strategy, we may issue additional shares of common stock as consideration for such acquisitions. These issuances could be significant. To the extent that we make acquisitions and issue our shares of common stock as consideration, your equity interest in us will be diluted. Any such issuance will also increase the number of outstanding shares of common stock that will be eligible for sale in the future. Persons receiving shares of our common stock in connection with these acquisitions may be more likely to sell off their common stock, which may influence the price of our common stock. In addition, the potential issuance of additional shares in connection with anticipated acquisitions could lessen demand for our common stock and result in a lower price than might otherwise be obtained. We may issue common stock in the future for other purposes as well, including in connection with financings, for compensation purposes, in connection with strategic transactions or for other purposes.

FOR ALL OF THE FOREGOING REASONS AND OTHERS SET FORTH IN THIS PROSPECTUS, THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. ANY PERSON CONSIDERING AN INVESTMENT IN THE SECURITIES OFFERED HEREBY SHOULD BE AWARE OF THESE AND OTHER FACTORS SET FORTH IN THIS PROSPECTUS. THE SECURITIES SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD A TOTAL LOSS OF THEIR INVESTMENT IN THE COMPANY.

                           FORWARD-LOOKING STATEMENTS

      This prospectus contains certain forward-looking statements, including information about or related to our future results, certain projections and business trends. Assumptions relating to forward-looking statements involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. When used in this prospectus, the words "estimate," "project," "intend," "believe," "expect" and similar expressions are intended to identify forward-looking statements. Although we believe that our assumptions underlying the forward-looking statements are reasonable, any or all of the assumptions could prove inaccurate, and we may not realize the results contemplated by the forward-looking statements. Management decisions are subjective in many respects and susceptible to interpretations and periodic revisions based upon actual experience and business developments, the impact of which may cause us to alter our business strategy or capital expenditure plans that may, in turn, affect our results of operations. In light of the significant uncertainties inherent in the forward-looking information included in this prospectus, you should not regard the inclusion of such information as our representation that we will achieve any strategy, objectives or other plans. The forward-looking statements contained in this prospectus speak only as of the date of this prospectus, and we have no obligation to update publicly or revise any of these forward-looking statements.

      These and other statements, which are not historical facts, are based largely upon our current expectations and assumptions and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those contemplated by such forward-looking statements. These risks and uncertainties include, among others, our planned effort to redeploy our assets and use our cash and cash equivalent assets to enhance stockholder value following the sale of substantially all of our electronic commerce business, which represented substantially all of our revenue generating operations and related assets, and the risks and uncertainties set forth in the section headed "Risk Factors" of this prospectus. The Company cannot guarantee its future performance.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), allows us to "incorporate by reference" the documents we file with it, which means that we can disclose important business, financial and other information to you in this prospectus by referring you to the publicly filed documents containing this information. The information incorporated by reference is deemed to be a part of this prospectus, except for any information deemed furnished, superseded by information contained in this prospectus or filed later by us with the Commission. This prospectus incorporates by reference the documents set forth below that we have previously filed with the Commission, which documents contain important information about Clarus and our common stock:

      (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed pursuant to the Securities Exchange Act of 1934;

      (b) The Company's Annual Report on Form 10-K/A (Amendment No. 1) for the fiscal year ended December 31, 2004, filed pursuant to the Exchange Act;

      (c) The Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2005, filed pursuant to the Exchange Act;

      (d) The Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2005, filed pursuant to the Exchange Act;

      (e) The Company's Current Report on Form 8-K, Date of Event - July 28, 2005 filed on July 28, 2005, pursuant to the Exchange Act;

      (f) The Company's Current Report on Form 8-K, Date of Event - June 21, 2005 filed on June 27, 2005, pursuant to the Exchange Act;

      (g) The Company's Current Report on Form 8-K, Date of Event - May 4, 2005, filed on May 5, 2005, pursuant to the Exchange Act;

      (h) The Company's Current Report on Form 8-K, Date of Event - April 11, 2005, filed on April 13, 2005, pursuant to the Exchange Act;

      (i) The Company's Current Report on Form 8-K, Date of Event - March 15, 2005, filed on March 16, 2005, pursuant to the Exchange Act;

      (j) Definitive Proxy Statement dated May 23, 2005, relating to the annual meeting of stockholders held on June 21, 2005; and

      (k) The description of the Company's common stock, $.0001 par value, contained in the Company's Registration Statement on Form 8-A filed on May 18, 1998 pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

      All of such documents are on file with the Commission. In addition, all documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this prospectus and prior to termination of the offering are incorporated by reference in this prospectus and are a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

      This prospectus incorporates herein by reference important business and financial information about us that is not included in or delivered with this prospectus. This information is available to you without charge upon written or oral request. If you would like a copy of any of this information, please submit your request to us at One Landmark Square, Stamford, Connecticut 06901,
Attention: Secretary, or call (203) 428-2000.

      You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front page of those documents.

                                COMPANY OVERVIEW

      Clarus was formerly a provider of e-commerce business solutions until the sale of substantially all of its operating assets in December 2002. We are currently seeking to redeploy our cash and cash equivalent assets to enhance stockholder value and are seeking, analyzing and evaluating potential acquisition and merger candidates. We were incorporated in Delaware in 1991 under the name SQL Financials, Inc. In August 1998, we changed our name to Clarus Corporation.

      At the 2002 annual meeting of our stockholders held on May 21, 2002, Warren B. Kanders, Burtt R. Ehrlich and Nicholas Sokolow were elected by our stockholders to serve on our Board of Directors. Under the leadership of these new directors, our Board of Directors adopted a strategy of seeking to enhance stockholder value by pursuing opportunities to redeploy our assets through an acquisition of, or merger with, an operating business that will serve as a platform company, using our cash, other non-operating assets (including, to the extent available, our net operating loss carryforward) and our publicly-traded stock to enhance future growth. The strategy also sought to reduce significantly our cash expenditure rate by targeting, to the extent practicable, our overhead expenses to the amount of our investment income until the completion of an acquisition or merger. While the Company's expenses have been significantly reduced, management currently believes that the Company's operating expenses will exceed investment income during 2005.

      As part of our strategy to enhance stockholder value, on December 6, 2002, we consummated the sale of substantially all of the assets of our electronic commerce business, which represented substantially all of our revenue generating operations and related assets, to Epicor Software Corporation ("Epicor"), a Delaware corporation, for a purchase price of $1.0 million in cash (the "Asset Sale"). Epicor is traded on the Nasdaq National Market under the symbol "EPIC." The sale included licensing, support and maintenance activities from our eProcurement, Sourcing, View (for eProcurement), eTour (for eProcurement), ClarusNET, and Settlement software products, our customer lists, certain contracts and certain intellectual property rights related to the purchased assets, maintenance payments and certain furniture and equipment. In connection with the sale, we entered into a Transition Services Agreement until March 31, 2003, that allowed Epicor to use a portion of our facility in Suwanee, Georgia to operate the electronic commerce business that Epicor purchased in the Asset Sale. Epicor agreed to assume certain of our liabilities, such as executory obligations arising under certain contracts, agreements and commitments related to the transferred assets. We remain responsible for all of our other liabilities including liabilities under certain contracts, including any violations of environmental laws and for our obligations related to any of our indebtedness, employee benefit plans or taxes that are or were due and payable in connection with the acquired assets on or before the closing date of the Asset Sale.

      Upon the closing of the sale to Epicor, Warren B. Kanders assumed the position of Executive Chairman of the Board of Directors, Stephen P. Jeffery ceased to serve as Chief Executive Officer and Chairman of the Board, and James
J. McDevitt ceased to serve as Chief Financial Officer and Corporate Secretary. Mr. Jeffery agreed to continue to serve on the Board of Directors and serve in a consulting capacity for a period of three years. In addition, the Board of Directors appointed Nigel P. Ekern as Chief Administrative Officer to oversee the operations of Clarus and to assist with our asset redeployment strategy.

      On January 1, 2003, we sold the assets related to our Cashbook product, which were excluded from the Epicor transaction, to an employee group headquartered in Limerick, Ireland. This completed the sale of nearly all of our active software operations as part of our strategy to limit operating losses and enable us to reposition our business in order to enhance stockholder value. In anticipation of the redeployment of our assets, our cash balances are being held in short-term, highly rated instruments designed to preserve safety and liquidity and to exempt us from registration as an investment company under the Investment Company Act of 1940.

      We are currently working to identify suitable merger partners or acquisition opportunities. Although we are not targeting specific industries for potential acquisitions, we plan to seek businesses with substantial cash flow, experienced management teams, and operations in markets offering substantial growth opportunities. In addition, we believe that our common stock, which has a strong institutional stockholder base, offers us flexibility as acquisition currency and will enhance our attractiveness to potential merger or acquisition candidates. This strategy is, however, subject to certain risks. See "Risk Factors" above.

      At the Company's annual stockholders meeting on July 24, 2003, the stockholders approved an amendment, (the "Amendment") to our Amended and Restated Certificate of Incorporation to restrict certain acquisitions of Clarus' securities in order to help assure the preservation of its net operating loss tax carryforward ("NOL"). Although the transfer restrictions imposed on our securities is intended to reduce the likelihood of an impermissible ownership change, no assurance can be given that such restrictions would prevent all transfers that would result in an impermissible ownership change. The Amendment generally restricts and requires prior approval of our Board of Directors of direct and indirect acquisitions of the Company's equity securities if such acquisition will affect the percentage of our capital stock that is treated as owned by a 5% stockholder. The restrictions will generally only affect persons trying to acquire a significant interest in our common stock.

      Our principal executive offices are located at One Landmark Square, Stamford, Connecticut 06901.

                                 USE OF PROCEEDS

      The Company will not realize any proceeds from the sale of the common stock which may be sold pursuant to this prospectus for the respective accounts of the Selling Stockholders. The Company, however, will derive proceeds from the sale of stock to Selling Stockholders and upon the exercise of the options granted to Selling Stockholders. All such proceeds will be available to the Company for working capital and general corporate purposes. No assurances can be given, however, as to when or if any or all of the options will be exercised.

                              SELLING STOCKHOLDERS

      This prospectus relates to Shares that are being registered for reoffers and resales by Selling Stockholders who have acquired or may acquire Shares pursuant to each of the Plans. The Selling Stockholders may resell any or all of the Shares at any time they choose while this prospectus is effective.

      Executive officers and directors, their family members, trusts for their benefit, or entities that they own, that acquire common stock under the Plans may be added to the Selling Stockholder list below by a prospectus supplement filed with the Commission. The number of Shares to be sold by any Selling Stockholder under this prospectus also may be increased or decreased by a prospectus supplement. Non-affiliates who purchased restricted securities, as these terms are defined in rule 144(a) under the Securities Act, under any of our employee benefit plans and who are not named below may use this prospectus for the offer or sale of their common stock if they hold 1,000 shares or less. Although a person's name is included in the table below, neither that person nor we are making an admission that the named person is our "affiliate."

      Each of the Selling Stockholders is an employee or director of the Company. The following table sets forth:

      o the name and principal position or positions over the past three years with the Company of each Selling Stockholder;

      o the number of shares of common stock each Selling Stockholder beneficially owned as of August 17, 2005;

      o the number of shares of common stock acquired by each Selling Stockholder in connection with stock options and stock grants pursuant to the Plans and being registered under this Registration Statement, some or all of which shares may be sold pursuant to this prospectus; and

      o the number of shares of common stock and the percentage, if 1% or more, of the total class of common stock outstanding to be beneficially owned by each Selling Stockholder following this offering, assuming the sale pursuant to this offering of all shares acquired by such Selling Stockholder in connection with grants pursuant the Plans and registered under this Registration Statement.

      There is no assurance that any of the Selling Stockholders will sell any or all of the shares offered by them under this Registration Statement. The address of each Selling Stockholder is c/o Clarus Corporation, One Landmark Square, Stamford, Connecticut 06901.

                                                                                     Number of        Percentage of
                                                     Number of                     Shares to be      Common Stock to
                                                       Shares                      Beneficially      be Beneficially
                              Relationship to       Beneficially   Shares to be     Owned After      Owned After the
Name of Seller                  the Company          Owned (1)       Sold (2)      the Offering(3)      Offering (1)
--------------                  -----------          ---------       --------      ------------      -----------------
Warren B. Kanders          Executive Chairman of   2,580,700 (4)     1,021,250       1,559,450            9.28%
                                the Board of
                                 Directors

Nigel P. Ekern              Chief Administrative     88,119 (5)       228,786            0                  *
                           Officer and Secretary

Burtt R. Ehrlich                  Director          137,250 (6)       81,250          76,000                *

Donald L. House                   Director          143,749 (7)       87,500          56,249                *

Nicholas Sokolow                  Director          212,600 (8)       81,250          151,350               *

----------
*         Less than 1%

(1) Based on 16,812,170 shares of common stock outstanding as of August 17, 2005. As used in this table, a beneficial owner of a security includes any person who, directly or indirectly, through contract, arrangement, understanding, relationship or otherwise has or shares (a) the power to vote, or direct the voting of, such security or (b) investment power which includes the power to dispose, or to direct the disposition of, such security. In addition, a person is deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days.

(2) Represents the maximum number of Shares issued under each of the 2000 Incentive Plan, the SAI Plan, the 2003 Restricted Stock Agreement and the 2002 Stock Option Agreement that could be sold under this prospectus if the holder sold all of his or her Shares, exercised all of his or her options when vested and sold the underlying Shares. Does not constitute a commitment to sell any or all of the stated number of Shares. The number of Shares to be sold shall be determined from time to time by each Selling Stockholder in his or her discretion.

(3)   Assumes the sale of all Shares being registered by this prospectus.

(4) The amount of securities reported as beneficially owned includes Mr. Kanders' options to purchase 421,250 shares of common stock that are presently exercisable or exercisable within the next 60 days. Includes 500,000 unvested shares of restricted common stock, which have voting, dividend and other distribution rights. Excludes options to purchase 600,000 shares of common stock that are presently unexercisable and unexercisable within the next 60 days.

(5) The amount of securities reported as beneficially owned includes Mr. Ekern's options to purchase 86,667 shares of common stock that are presently exercisable or exercisable within the next 60 days. Excludes 7,334 unvested shares of restricted common stock, which have no voting, dividend and other distribution rights. Excludes options to purchase 133,333 shares of common stock that are presently unexercisable and unexercisable within the next 60 days.

(6) The amount of securities reported as beneficially owned includes Mr. Ehrlich's options to purchase 61,250 shares of common stock that are presently exercisable or exercisable within the next 60 days and 13,000 shares of common stock held by a trust for the benefit of Mr. Ehrlich's children. Excludes options to purchase 20,000 shares of common stock that are presently unexercisable and unexercisable within the next 60 days.

(7) The amount of securities reported as beneficially owned includes Mr. House's options to purchase 75,000 shares of common stock that are presently exercisable or exercisable within the next 60 days. Excludes options to purchase 20,000 shares of common stock that are presently unexercisable and unexercisable within the next 60 days.

(8) The amount of securities reported as beneficially owned includes Mr. Sokolow's options to purchase 61,250 shares of common stock that are presently exercisable or exercisable within the next 60 days. The amount of securities reported as beneficially owned also includes 151,350 shares of common stock held by ST Investors Fund, LLC, of which Mr. Sokolow is the Managing Member. Excludes options to purchase 20,000 shares of common stock that are presently unexercisable and unexercisable within the next 60 days.

      The Company will supplement this prospectus from time to time as required by the rules of the Commission to include certain information concerning the security ownership of the Selling Stockholders or any new Selling Stockholders, the number of shares offered for resale and the position, office or other material relationship which a Selling Stockholder has had within the past three years with the Company or any of its predecessors or affiliates.

                           DESCRIPTION OF COMMON STOCK

      The following description of our common stock does not purport to be complete and is subject in all respects to applicable Delaware law and qualified by reference to the provisions of our amended and restated certificate of incorporation and amended and restated bylaws. Copies of our certificate of incorporation and bylaws are incorporated by reference and will be sent to stockholders upon request. See "Where Can You Find More Information."

Authorized Common Stock

      We have authorized 100,000,000 shares of our common stock, par value $0.0001 per share. As of August 17, 2005, there were 16,812,170 shares of our common stock outstanding.

Voting Rights

      The holders of our common stock are entitled to one vote for each share on all matters voted on by our stockholders, including the election of directors. No holders of our common stock have any right to cumulative voting.

Dividend Rights

      Subject to any preferential rights of any outstanding series of preferred stock, created by our board of directors, the holders of our common stock will be entitled to such dividends as may be declared from time to time by our board of directors from funds available therefore. We currently do not and do not intend to pay cash dividends on our common stock in the foreseeable future, and, at this time, are restricted from doing so under the terms of our credit facility and the indenture governing our senior subordinated notes.

Rights Upon Liquidation

      In the event of a liquidation, dissolution or winding up, the holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation value and other amounts owed to the holders of our preferred stock.

Preemptive Rights

      Holders of our common stock have no preemptive rights or rights to convert their shares of common stock into any other securities.

Other Rights

      There are no redemption or sinking fund provisions applicable to our common stock.

                              PLAN OF DISTRIBUTION

      The Selling Stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of our common stock or interests in shares of our common stock received after the date of this prospectus from a Selling Stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of our common stock or interests in shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

      The Selling Stockholders may use any one or more of the following methods when disposing of shares or interests therein:

      o market transactions in accordance with the rules of the OTC Pink Sheets Electronic Quotation Service or any other available markets or exchanges;

      o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

      o block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

      o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

      o an exchange distribution in accordance with the rules of the applicable exchange;

      o     privately negotiated transactions;

      o     short sales entered into after the date of this prospectus;

      o through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

      o     distributions to the partners and/or members of the Selling
            Stockholders;

      o redemptions or repurchases of interests owned by partners and/or members of the Selling Stockholders;

      o broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

      o     a combination of any such methods of sale; and

      o     any other method permitted pursuant to applicable law.

      In connection with the sale of our common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our common stock in the course of hedging the positions they assume with the selling stockholders. The Selling Stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge our common stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

      Short selling occurs when a person sells shares of stock which the person does not yet own and promises to buy stock in the future to cover the sale. The general objective of the person selling the shares short is to make a profit by buying the shares later, at a lower price, to cover the sale. Significant amounts of short selling, or the perception that a significant amount of short sales could occur, could depress the market price of our common stock. In contrast, purchases to cover a short position may have the effect of preventing or retarding a decline in the market price of our common stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of our common stock. As a result, the price of our common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on the OTC Pink Sheets Electronic Quotation Service or any other available markets or exchanges.

      The aggregate proceeds to the Selling Stockholders from the sale of our common stock offered by them will be the purchase price of our common stock less discounts or commissions, if any. Each of the Selling Stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of our common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

      The Selling Stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

      The Selling Stockholders and any underwriters, broker-dealers or agents that participate in the sale of our common stock or interests therein may be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profits they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling Stockholders who are "underwriters" within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

      To the extent required, the shares of our common stock to be sold, the names of the Selling Stockholders, the respective purchase prices and public offering prices, the names of any agents, dealers or underwriters, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

      In order to comply with the securities laws of some states, if applicable, our common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states our common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

      We have advised the Selling Stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Stockholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

                       WHERE YOU CAN FIND MORE INFORMATION

      We are subject to the informational requirements of the Exchange Act, and in accordance therewith we are required to file periodic reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by us can be inspected and copied at the Commission's Public Reference Room located at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at the prescribed rates. The Commission also maintains a site on the World Wide Web that contains reports, proxy and information statements and other information regarding registrants that file electronically. The address of such site is http://www.sec.gov. Please call 1-800-SEC-0330 for further information on the operation of the Commission's Public Reference Room.

      Our common stock is quoted on the OTC Pink Sheets Electronic Quotation Service under the symbol "CLRS.PK."

      With respect to our common stock, this prospectus omits certain information that is contained in the registration statement on file with the Commission, of which this prospectus is a part. For further information with respect to us and our common stock, reference is made to the registration statement, including the exhibits incorporated therein by reference or filed therewith. Statements herein contained concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit or incorporated by reference to the registration statement. The registration statement and the exhibits may be inspected without charge at the offices of the Commission or copies thereof obtained at prescribed rates from the public reference section of the Commission at the addresses set forth above.

      You should rely on the information contained in this prospectus and in the registration statement as well as other information you deem relevant. We have not authorized anyone to provide you with information different from that contained in this prospectus. This prospectus is an offer to sell, or a solicitation of offers to buy, securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale or exchange of securities, however, we have a duty to update that information while this prospectus is in use by you where, among other things, any facts or circumstances arise which, individually or in the aggregate, represent a fundamental change in the information contained in this prospectus or any material information with respect to the plan of distribution was not previously disclosed in the prospectus or there is any material change to such information in the prospectus. This prospectus does not offer to sell or solicit any offer to buy any securities other than our common stock to which it relates, nor does it offer to buy any of these securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

                                     EXPERTS

      The consolidated financial statements and schedule of Clarus Corporation as of December 31, 2004 and 2003, and for each of the years in the three-year period ended December 31, 2004, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004, have been incorporated by reference herein and in the Registration Statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                  LEGAL MATTERS

      The validity of the shares of Clarus common stock offered by this prospectus will be passed upon by Kane Kessler, P.C., New York, New York, as counsel to Clarus.

--------------------------------------------------------------------------------

                               REOFFER PROSPECTUS

                               CLARUS CORPORATION

          1,500,036 Shares of Common Stock, par value $0.0001 per share

                            ------------------------

                                 August 19, 2005

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

--------------------------------------------------------------------------------

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT


Item 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed with the Securities and Exchange Commission (the "Commission") by Clarus Corporation, a Delaware corporation (the "Company"), are incorporated by reference into the Registration Statement:

      (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed pursuant to the Securities Exchange Act of 1934 (the "Exchange Act");

      (b) The Company's Annual Report on Form 10-K/A (Amendment No. 1) for the fiscal year ended December 31, 2004, filed pursuant to the Exchange Act;

      (c) The Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2005, filed pursuant to the Exchange Act;

      (d) The Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2005, filed pursuant to the Exchange Act;

      (e) The Company's Current Report on Form 8-K, Date of Event - July 28, 2005 filed on July 28, 2005, pursuant to the Exchange Act;

      (f) The Company's Current Report on Form 8-K, Date of Event - June 21, 2005 filed on June 27, 2005, pursuant to the Exchange Act;

      (g) The Company's Current Report on Form 8-K, Date of Event - June 22, 2005, filed on June 23, 2005, pursuant to the Exchange Act;

      (h) The Company's Current Report on Form 8-K, Date of Event - May 4, 2005, filed on May 5, 2005, pursuant to the Exchange Act;

      (i) The Company's Current Report on Form 8-K, Date of Event - April 11, 2005, filed on April 13, 2005, pursuant to the Exchange Act;

      (j) The Company's Current Report on Form 8-K, Date of Event - March 15, 2005, filed on March 16, 2005, pursuant to the Exchange Act;

      (k) Definitive Proxy Statement dated May 23, 2005, relating to the annual meeting of stockholders held on June 21, 2005; and

      (l) The description of the Company's common stock, $.0001 par value, contained in the Company's Registration Statement on Form 8-A filed pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

      All of such documents are on file with the Commission. In addition, all documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. DESCRIPTION OF SECURITIES

      Not applicable.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

      Not applicable.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") makes provision for the indemnification of officers and directors of corporations in terms sufficiently broad to indemnify our officers and directors under certain circumstances from liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

      As permitted by the DGCL, our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws (collectively, the "Charter") provide that, to the fullest extent permitted by the DGCL, no director shall be liable to the Company or to its stockholders for monetary damages for breach of his fiduciary duty as a director. Delaware law does not permit the elimination of liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases or
(iv) for any transaction from which the director derives an improper personal benefit. The effect of this provision in the Charter is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of fiduciary duty as a director thereof (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i)-(iv), inclusive, above. These provisions will not alter the liability of directors under federal securities laws.

      Our Charter provides that we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

      Our Charter also provides that we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

      Our Charter also provides that to the extent a director or officer of the Company has been successful in the defense of any action, suit or proceeding referred to in the previous paragraphs or in the defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for in the Charter shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the Company may purchase and maintain insurance on behalf of a director or officer of the Company against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the Company would have the power to indemnify him against such liabilities under the provisions of Section 145 of the DGCL.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED

      Certain restricted securities to be reoffered and resold pursuant to this Registration Statement were issued under the Plans and in transactions exempt from registration pursuant to Section 4(2) of the Securities Act.

Item 8. EXHIBITS

Exhibit No.          Description of Exhibits
-----------          -----------------------

  4.1 Clarus Corporation 2005 Stock Incentive Plan (filed as Appendix A to the Company's Proxy Statement dated May 23, 2005, filed with the Securities and Exchange Commission on May 2, 2005).*

  4.2 Clarus Corporation Stock Incentive Plan (as amended and restated effective as of June 13, 2000) (filed as Exhibit 99 to the Company's Registration Statement on Form S-8 (Registration Statement No. 333-42604), filed with the Securities and Exchange Commission on July 31, 2000).*

  4.3 Stock Incentive Plan of Software Architects International, Limited, as amended (filed as Exhibit 2.2 to the Company's current report on Form 8-K filed with the Securities and Exchange Commission on June 13, 2000).*

  4.4 2000 Declaration of Amendment to Software Architects International Limited Stock Incentive Plan (filed as
                     Exhibit 2.3 to the Company's current report on Form 8-K filed with the Securities and Exchange Commission on June 13, 2000).*

  4.5 Restricted Stock Agreement between Clarus Corporation and Warren B. Kanders, dated April 11, 2003 (filed as Exhibit 1 to the Schedule 13D/A (File Number 005-54249) filed with the Securities and Exchange Commission on April 17, 2003.*

  4.6 Stock Option Agreement between Clarus Corporation and Warren B. Kanders, dated December 23, 2002. **

  5.1 Opinion of Kane Kessler, P.C. regarding the legality of the securities being registered.**

  23.1 Consent of Kane Kessler, P.C. (included in Exhibit No. 5.1 to the Registration Statement).

  23.2               Consent of KPMG LLP.**

  24.1 Power of Attorney (included in the signature pages of this Registration Statement).**

----------

  *                  Incorporated by reference.
  **                 Filed herewith.

Item 9. UNDERTAKINGS

      A.    The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut on this 19th day of August, 2005.

                                       CLARUS CORPORATION

                                       By: /s/ Nigel P. Ekern
                                           -------------------------------------
                                           Name:  Nigel P. Ekern
                                           Title: Chief Administrative Officer
                                                   and Secretary

                                POWER OF ATTORNEY

      Each of the undersigned officers and directors of Clarus Corporation hereby severally constitutes and appoints Warren B. Kanders and Nigel P. Ekern as the attorney-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to this Registration Statement, any subsequent Registration Statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all pre- or post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                   Title                              Date

/s/ Warren B. Kanders       Executive Chairman of the          August 19, 2005
---------------------       Board of Directors
Warren B. Kanders

/s/ Nigel P. Ekern          Chief Administrative Officer       August 19, 2005
-------------------         (Principal Executive Officer)
Nigel P. Ekern


/s/ Susan Luckfield         Controller                         August 19, 2005
-------------------         (Principal Financial Officer)
Susan Luckfield


/s/ Burtt R. Ehrlich        Director                           August 19, 2005
--------------------
Burtt R. Ehrlich


/s/ Donald House            Director                           August 19, 2005
----------------
Donald House


/s/ Nicholas Sokolow        Director                           August 19, 2005
--------------------
Nicholas Sokolow

                                  EXHIBIT INDEX

Item 8. EXHIBITS

Exhibit No.         Description of Exhibits
-----------         -----------------------

  4.1 Clarus Corporation 2005 Stock Incentive Plan (filed as Appendix A to the Registrant's Proxy Statement dated May 23, 2005, filed with the Securities and Exchange Commission on May 2, 2005).*

  4.2 Clarus Corporation Stock Incentive Plan (as amended and restated effective as of June 13, 2000) (filed as Exhibit 99 to the Registrant's Registration Statement on Form S-8 (Registration Statement No. 333-42604), filed with the Securities and Exchange Commission on July 31, 2000).*

  4.3 Stock Incentive Plan of Software Architects International, Limited, as amended (filed as Exhibit 2.2 to the Company's current report on Form 8-K filed with the Securities and Exchange Commission on June 13, 2000).*

  4.4 2000 Declaration of Amendment to Software Architects International Limited Stock Incentive Plan (filed as Exhibit
                    2.3 to the Company's current report on Form 8-K filed with the Securities and Exchange Commission on June 13, 2000).*

  4.5 Restricted Stock Agreement between Clarus Corporation and Warren B. Kanders, dated April 11, 2003 (filed as Exhibit 1 to the Schedule 13D/A (File Number 005-54249 filed with the Securities and Exchange Commission on April 17, 2003).*

  4.6               Stock Option Agreement between Clarus Corporation and Warren
                    B. Kanders, dated December 23, 2002. **

  5.1 Opinion of Kane Kessler, P.C. regarding the legality of the securities being registered. **

  23.1 Consent of Kane Kessler, P.C. (included in Exhibit No. 5.1 to the Registration Statement).

  23.2              Consent of KPMG LLP. **

  24.1 Power of Attorney (included in the signature pages of this Registration Statement). **

----------
  *                 Incorporated by reference.
  **                Filed herewith.